EXHIBIT 3.2
                                                           -----------
                       MOLEX INCORPORATED

                     RESTATEMENT OF BY-LAWS
                    (As of October 22, 1999)



                        TABLE OF CONTENTS

ARTICLE I.      OFFICES                                               1
     SECTION 1. PRINCIPAL OFFICE.                                     1
     SECTION 2. OTHER OFFICES.                                        1

ARTICLE II.     STOCKHOLDERS                                          1
     SECTION 1. PLACE OF MEETING.                                     1
     SECTION 2. ANNUAL MEETING.                                       1
     SECTION 3. SPECIAL MEETINGS.                                     1
     SECTION 4. NOTICE.                                               1
     SECTION 5. ADJOURNED MEETINGS.                                   1
     SECTION 6. QUORUM.                                               2
     SECTION 7. VOTING.                                               2
     SECTION 8. ACTION WITHOUT MEETING.                               2
     SECTION 9. STOCKHOLDER NOMINATIONS AND BUSINESS PROPOSALS.       2
          A.   Annual Meetings of Stockholders.                       2
               1.   Nominations and Business Proposals.               2
               2.   Notice to Corporation.                            2
               3.   Increase in Number of Directors.                  3
          B.   Special Meetings of Stockholders.                      3
               1.   Nominations of Directors.                         3
               2.   Notice to Corporation.                            3
          C.   General.                                               4
               1.   Acceptance of Nominations and Proposals.          4
               2.   Compliance with Exchange Act.                     4
               3.   Definitions.                                      4

ARTICLE III.    DIRECTORS                                             5
     SECTION 1. GENERAL.                                              5
          A.    Election and Tenure of Directors.                     5
          B.    Number of Directors.                                  5
          C.    Directors Elected by Preferred Stockholders.          5
     SECTION 2. VACANCIES.                                            5
     SECTION 3. REGULAR MEETINGS.                                     5
     SECTION 4. SPECIAL MEETINGS.                                     6
     SECTION 5. NOTICE.                                               6
     SECTION 6. QUORUM.                                               6
     SECTION 7. ACTION WITHOUT MEETING.                               6
     SECTION 8. ACTION BY CONFERENCE TELEPHONE.                       6
     SECTION 9. COMMITTEES.                                           6
     SECTION 10.COMPENSATION OF DIRECTORS.                            7

ARTICLE IV.     OFFICERS                                              7
     SECTION 1. NUMBER AND SALARIES.                                  7
     SECTION 2. ELECTION AND TERM OF OFFICE.                          7
     SECTION 3. THE CHAIRMAN OF THE BOARD.                            7
     SECTION 4. THE PRESIDENT.                                        7
     SECTION 5. THE VICE PRESIDENTS.                                  7
     SECTION 6. THE SECRETARY.                                        7
     SECTION 7. THE TREASURER.                                        8
     SECTION 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.       8
     SECTION 9. VICE CHAIRMAN OF THE BOARD.                           8
     SECTION 10.THE CHIEF EXECUTIVE OFFICER.                          8

ARTICLE V.      CERTIFICATES OF STOCK                                 8
     SECTION 1. SIGNATURE BY OFFICERS.                                8
     SECTION 2. FACSIMILE SIGNATURES.                                 8
     SECTION 3. LOST CERTIFICATES.                                    8
     SECTION 4. TRANSFER OF STOCK.                                    9
     SECTION 5. FIXING OF RECORD DATE.                                9
     SECTION 6. REGISTERED STOCKHOLDERS.                              9

ARTICLE VI.     CONTRACT, LOANS, CHECKS AND DEPOSITS                  9
     SECTION 1. CONTRACTS.                                            9
     SECTION 2. LOANS.                                                9
     SECTION 3. CHECKS.                                               9

ARTICLE VII.    DIVIDENDS                                             9
     SECTION 1. DECLARATION OF DIVIDENDS.                             9
     SECTION 2. RESERVES.                                             9

ARTICLE VIII.   FISCAL YEAR                                           10

ARTICLE IX.     WAIVER OF NOTICE                                      10

ARTICLE X.      SEAL                                                  10

ARTICLE XI.     AMENDMENTS                                            10


                       MOLEX INCORPORATED

                     RESTATEMENT OF BY-LAWS
                    (As of October 22, 1999)

ARTICLE I.          OFFICES

     SECTION 1. PRINCIPAL OFFICE. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.    STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors or officers calling such meetings. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

     SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held on a weekday on such date as the Board of Directors may determine, and shall be held at a time and place to be determined by a resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as the Board of Directors determines is reasonably convenient.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman, Chief Executive
Officer, President, the Secretary or the Board of Directors.

     SECTION 4. NOTICE. Written notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder  entitled to vote thereat not less than  10  or  more than 60 days prior thereto, either personally or by mail or telegraph, addressed to each stockholder at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     SECTION 5. ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than 30 days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact only such business, which might have been transacted at the original meeting as originally notified.



     SECTION 6. QUORUM. The holders of a majority of each class of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Whether or not such quorum is present or represented at any meeting of the stockholders, the chairman of the meeting or, subject to the provisions of the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, only such business which might have been transacted at the meeting as originally notified may be transacted. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the questions is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote or a vote by class is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 7. VOTING. Subject to the provisions of the Certificate of Incorporation, including the rights of any holder of Preferred Stock, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Elections of directors need not be by written ballot.

     SECTION 8. ACTION WITHOUT MEETING. Unless otherwise restricted by statute or the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted, provided that prompt notice of such action shall be given to those stockholders who have not so consented in writing to such action without a meeting.

     SECTION   9.       STOCKHOLDER  NOMINATIONS   AND   BUSINESS
PROPOSALS.

          A.   Annual Meetings of Stockholders.

               1. Nominations and Business Proposals. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 9, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9. In order for business to be properly brought before the meeting by a stockholder, such business, as determined by the chairman of the meeting, must be a proper subject under Delaware corporate law.

               2.    Notice  to Corporation.  For nominations  or
          other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph A1 of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth
          (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               3. Increase in Number of Directors. Notwithstanding anything in the second sentence of paragraph A2 of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          B.   Special Meetings of Stockholders.

               1. Nominations of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.

               2. Notice to Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been set forth as the purpose or purposes of such special meeting in the Corporation's notice of such special meeting. Nominations by stockholders of such persons for election to the Board of Directors may be made at such a special meeting of stockholders if a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected) and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of records by such stockholder and such beneficial owner.

          C.   General.

               1.   Acceptance of Nominations and Proposals.  The
          Secretary shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9. The Secretary shall make any such determination and shall notify the interested stockholder of such determination (including the reasons for any determination that the interested stockholder's nomination or proposal was not made in compliance with this Section 9) within fifteen days after the Corporation's receipt of the stockholder's notice required by paragraph A2 or B2 of this Section 9. If the Secretary determines that such nomination or proposal is not in compliance with this
          Section 9, the interested stockholder shall have until the later of the expiration of the applicable notice period or five days after receipt by such stockholder of any such notice declaring that such stockholder's nomination or proposal was not made in compliance with this Section 9 to rectify any deficiency cited in such notice and to resubmit such stockholder's nomination or proposal to the Secretary at the principal business office of the Corporation. Any resubmitted nomination or proposal shall contain only such nominations or proposals as were submitted to the Corporation in such stockholder's notice which did not comply with this
          Section 9. The Secretary shall determine whether any such resubmitted nomination or proposal is in compliance with this Section 9, and shall notify the interested stockholder of such determination (including the reasons for any determination that the interested stockholder's resubmitted nomination or proposal was not made in compliance with this Section 9), within five additional days of the Corporation's receipt of such stockholder's resubmitted nomination or proposal.

               2. Compliance with Exchange Act. Notwithstanding the foregoing provisions of this
          Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this
          Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

               3. Definitions. For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
          Section 13, 14 or 15(d) of the Exchange Act.





ARTICLE III.   DIRECTORS

     SECTION  1.      GENERAL.  The business and affairs  of  the
Corporation shall be managed by a board of directors.   Directors
need not be stockholders.

          A. Election and Tenure of Directors. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the annual meeting when his or her term expires or until his or her respective successor is duly elected and qualified.

          The board of directors shall be divided into three classes of directors (each, a "Class"), known as Class I, Class II and Class III, with the term of office of one Class expiring each year. Each Class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the Class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal.

          B.    Number of Directors.  The board shall comprise  a
     number  of  not less than six (6) nor more than twelve  (12)
     directors as determined by resolution of the Board of Directors.

          In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as director of the Class of which he or she is a member until the expiration of such director's current term or his or prior death, retirement, resignation or removal, and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three Classes of directors so as to ensure that no one Class has more than one director more than any other Class, and each director so elected shall hold office for the same term as the other members of the Class to which the director is assigned. No decrease in the number of directors constituting the whole board of directors shall shorten the term of an incumbent director.

          C. Directors Elected by Preferred Stockholders. Notwithstanding the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the board of directors pursuant to the provision of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

     SECTION 2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election or until their respective successors are duly elected and qualified.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, whether within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION  4.     SPECIAL MEETINGS.  Special meetings  of  the
Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. NOTICE. Written notice of any special meeting shall be given at least two (2) days prior thereto, either personally or by mail or telegraph, addressed to each director at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

     SECTION  6.      QUORUM.  At all meetings of  the  Board,  a
majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by state or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation and such director of between the Corporation and any other Corporation, partnership, association, or other organization in which such director is a director or officer, or has financial interest, is authorized or considered at such meeting.

     SECTION 7. ACTION WITHOUT MEETING. Unless otherwise restricted by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 8. ACTION BY CONFERENCE TELEPHONE. Unless otherwise restricted by statute or the Certificate of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 9. COMMITTEES. The Board of Directors, by resolution adopted by the majority of the whole Board, may designate one (1) or more committees, each committee to consist of two (2) or more directors. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a member of the Board of Directors, to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have any may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution expressly so provides, such committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock.


     SECTION 10. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of a committee may be allowed like compensation for attending committee meetings.

ARTICLE IV.    OFFICERS

     SECTION 1. NUMBER AND SALARIES. The officers of the Corporation shall consist of a Chairman of the Board, a President, one (1) or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more officers may be held by the same person. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. However, any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Vacancies or new offices may be filled at any meeting of the Board of Directors. An officer may resign at any time upon written notice to the Corporation. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected by the Board of Directors from their own number by ballot; he shall preside at all meetings of the stockholders and of the Board of Directors; he shall be a member of the Finance Committee in the event such committee is created; and he shall have such duties and shall supervise such matters as may be designated to him by the Board of Directors.

     SECTION 4. THE PRESIDENT. The President shall be the principal executive officer of the Corporation; in the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; and he shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

     SECTION 5. THE VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. He shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 6. THE SECRETARY. The Secretary shall keep the minutes of the proceedings of the stockholders and the Board of Directors; he shall give, or cause to be given; all notices in accordance with the provisions of these by-laws or as required by law; he shall be custodian of the corporate records and of the seal of the Corporation; he shall keep at the registered office or principal place of business of the Corporation a record of the stockholders of the Corporation, giving the names and addresses of all such stockholders (which addresses shall be furnished to the Secretary by such stockholders) and the number and class of the shares held by each; he shall have general charge of the stock transfer books of the Corporation; and in general he shall perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 7. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; and in general he shall perform all the duties incident to the office of Treasurer and such other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary, or the Treasurer, respectively, or by the President or the Board of Directors.

     SECTION 9. VICE CHAIRMAN OF THE BOARD. The Board of Directors may, at its discretion, elect one or more Vice Chairman of the Board of Directors. In the absence of the Chairman or his inability to perform his duties, the Vice Chairman shall preside at any stockholders meetings and of the Board of Directors and otherwise perform whatever duties that are performed by the Chairman.

     SECTION 10. THE CHIEF EXECUTIVE OFFICER. The Board of Directors may, at is discretion, elect a Chief Executive Officer. If a Chief Executive Officer is elected, he shall be the principal executive officer of the Corporation with all responsibilities usually vested therein.

ARTICLE V.     CERTIFICATES OF STOCK

     SECTION 1. SIGNATURE BY OFFICERS. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2. FACSIMILE SIGNATURES. Where a certificate is signed by a Transfer Agent of the Corporation, the signature of the Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     SECTION 4. TRANSFER OF STOCK. Upon surrender to the Corporation of or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. FIXING OF RECORD DATE. The Board of Directors shall fix in advance a date, in accordance with the requirements of applicable law, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     SECTION 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI.    CONTRACT, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the President, or any Vice President, and the Secretary, or any Assistant Secretary, may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.


     SECTION  2.      LOANS.   No loans shall  be  contracted  on
behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

     SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VII.   DIVIDENDS

     SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII.  FISCAL YEAR

     The fiscal year shall begin the first day of July and end on the last day of June in each year but this determination shall be subject to change by the Board of Directors.

ARTICLE IX.    WAIVER OF NOTICE

     Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these by-laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of business because the meeting is not lawfully called or convened.

ARTICLE X.     SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to the impressed or affixed or reproduced otherwise.

ARTICLE XI.    AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws adopted at any regular or special meeting of the Board of Directors by a majority vote of the directors present at the meeting.